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                                 [LETTERHEAD]

                        Independent Auditors' Consent
                        -----------------------------

The Board of Directors
Fortis Income Portfolios, Inc.
Fortis Advantage Portfolios, Inc.:

We consent to the use of our report incorporated by reference herein and the references to our Firm under the headings "Financial Highlights" in Part A and "Financial Statements" in Part B of the Registration Statement.


                                    /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP

Minneapolis, Minnesota
November 30, 1998